Exhibit 32
              Certificate Pursuant to Rules 13a-14(b) and 15d-14(b)
                     of the Securities Exchange Act of 1934

In connection with the report for the thirteen week period of Cenuco, Inc. on Form 10-Q for the period ending May 28, 2005, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of Cenuco, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

         1. The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cenuco, Inc.


By: /s/ Joseph A. Falsetti
Joseph A. Falsetti, President & CEO


By: /s/ Brian J. Geiger
Brian J. Geiger, Chief Financial Officer


July 18, 2005


A signed original of this written statement has been provided to Cenuco, Inc. and will be retained by the Cenuco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.